Exhibit 4.2
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO.
No. 1
CUSIP NO.: 247907 AD0
ISIN: US247907AD06
3 3/4% Convertible Senior Notes due 2037
     Delta Petroleum Corporation, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred and Fifteen Million Dollars ($115,000,000) or such amount as is indicated in the records of the Trustee and DTC, on May 1, 2037.
     Interest Payment Dates: May 1 and November 1
     Regular Record Dates: April 15 and October 15
     Additional provisions of this Security are set forth on the attached “Terms of Securities.”

     Dated: April 25, 2007

DELTA PETROLEUM CORPORATION

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:

Authorized Signatory

TERMS OF SECURITIES
3 3/4% Convertible Senior Notes due 2037
     Delta Petroleum Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued these Securities under an Indenture dated as of April 25, 2007 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee, to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Subsidiary Guarantors and the Holders.
     To Guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have fully and unconditionally Guaranteed (and future guarantors, together with the Subsidiary Guarantors, will fully and unconditionally Guarantee), jointly and severally, such obligations on a senior basis pursuant to the terms of the Indenture.
1) Interest
     The Company promises to pay interest on the principal amount of this Security at the rate of 3 3/4% per annum.
     The Company will pay interest semiannually on May 1 and November 1 of each year commencing November 1, 2007. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from April 25, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months; provided, however, that for any period other than a full interest period, interest will be computed on the basis of the actual number of days elapsed during the period and a 360-day year.
2) Method of Payment
     By no later than 11:00 a.m., New York City time, on the date on which any principal of or interest, on any Security is due and payable, the Company shall deposit with the Paying Agent money sufficient to pay such amount. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     Payments in respect of Securities represented by a Global Security (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will pay principal of Definitive Securities at the office or agency designated by the Company for such purpose. Interest on

Definitive Securities will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant record date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.
3) Redemption
     No sinking fund is provided for the Securities. Subject to certain conditions specified in the Indenture, on or after May 6, 2012, the Securities will be redeemable, at the option of the Company, in whole at any time or in part from time to time, at a Redemption Price specified in the Indenture.
4)	Purchase at the Option of the Holder Upon a Fundamental Change; Purchase By the Company at the Option of the Holder
a)	If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase all or a portion of its Securities at a Fundamental Change Purchase Price specified in the Indenture.

b)	Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase all or a portion of its Securities held by such Holder on each of May 1, 2012, May 1, 2017, May 1, 2022, May 1, 2027 and May 1, 2032, at a Purchase Price specified in the Indenture.
5) Conversion
     Subject to the conditions and procedures set forth in the Indenture, a Holder shall have the right, at its option, at any time following the Issue Date of the Securities through prior to 5:00 p.m., New York City time, on the Business Day immediately preceding Stated Maturity, to convert the principal amount hereof or any portion of such principal amount which is $1,000 or an integral multiple thereof, into, subject to Section 12.02 of the Indenture, into shares of Common Stock at the initial Conversion Rate is 32.9598 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. Upon the conversion of a Security, the Company will have the option to deliver shares of Common Stock, cash or a combination of shares of Common Stock and cash for the Securities surrendered, as set forth in the Indenture. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon surrender of any Securities for conversion. The Trustee will initially act as Conversion Agent.

     A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture.
6) Denominations; Transfer; Exchange
     The Securities are in registered form without coupons in denominations of principal amount of $1,000 and multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of Securities (i) for a period of 15 calendar days prior to the mailing of a notice of redemption of Securities selected for redemption under Article 5 of the Indenture; (ii) so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption; or (iii) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.
7) Persons Deemed Owners
     The registered Holder of this Security may be treated as the owner of it for all purposes.
8) Unclaimed Money
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
9) Amendment, Waiver
     Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and the waiver of any Event of Default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then outstanding Securities.
     In addition, the Indenture permits an amendment of the Indenture or the Security without the consent of any Holder under circumstances specified in the Indenture.
10) Defaults and Remedies
     If an Event of Default specified in the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities by notice to the Company to be due and payable immediately. In addition, certain specified Events of Default will cause the Securities to become immediately due and payable without further action by the Holders.
     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.
     The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.
11) Trustee Dealings with the Company
     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
12) No Recourse Against Others
     An incorporator, director, officer, employee, Affiliate or stockholder, of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
13) Authentication
     This Security shall not be valid until an authorized signatory of the Trustee manually authenticates this Security.
14) Abbreviations
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (= Uniform Gift to Minors Act).
15) CUSIP Numbers
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
16) Governing Law
     This Security shall be governed by, and construed in accordance with, the law of the State of New York.
     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:
Delta Petroleum Corporation
370 17th Street, Suite 4300
Denver, CO 80202
Attention: Chief Financial Officer
Fax number: 303-293-0066

ASSIGNMENT FORM

To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

FORM OF CONVERSION NOTICE
To: Delta Petroleum Corporation
     The undersigned registered Holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, for cash and shares of Common Stock of Delta Petroleum Corporation, if any, in accordance with the terms of the Indenture referred to in this Security, and directs that cash and the shares, if any, issuable and deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If cash, shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.
     This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

(Name)	Principal amount to be converted (if less than all): $

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE
To: Delta Petroleum Corporation
     The undersigned registered Holder of this Security hereby acknowledges receipt of a notice from Delta Petroleum Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check or Common Stock of the Company, as applicable, in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in if a check is to be issued, or Securities are to be issued, other than to and in the name of registered holder:

(Name)	Principal amount to be purchased (if less than all): $

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF PURCHASE NOTICE
To: Delta Petroleum Corporation
     The undersigned registered Holder of this Security hereby acknowledges receipt of a notice from Delta Petroleum Corporation (the “Company”) as to the Holder’s option to require the Company to repurchase this Security and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check or Common Stock of the Company, as applicable, in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in if a check as to be issued, are Securities are to be issued, other than to and in the name of registered holder:

(Name)	Principal amount to be purchased (if less than all): $

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address